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                                                                   EXHIBIT 10.35

                                 March 31, 1998



Mr. A. J. Siciliano
Sentry Marine Services, Inc.
18 Neil Drive
Smithtown, New York 11787

         Re: Consulting Agreement

Dear Tony:

         It is the understanding of Leisure Time Casinos & Resorts, Inc. ("Company") that effective March 31, 1998, you are resigning as an officer, director and employee of the Company and as an officer and director, as applicable, of all of the Company's subsidiaries. Effective April 1, 1998, the Company would like to retain you as a management consultant to the Company on the following terms and conditions:

         1. You will provide a maximum of 10 hours of consulting per week for the Company and its subsidiaries. The consulting you will be asked to perform will be consulting on such matters as are designated by Alan N. Johnson or his designee and your sole reporting obligation with respect thereto will be to Mr. Johnson or his designee.

         2. In performing your consulting duties, you will make recommendations to the Company but will have no authority to act on behalf of the Company or to make policy decisions for the Company or its subsidiaries. You will be, and will be deemed to be, an independent contractor in performing your consulting duties hereunder. You will be free to pursue, conduct and carry on for your own account (or for the account of others) such activities, employments, ventures, businesses and other pursuits as you may determine in your sole, absolute and unfettered discretion.

         3. For each month during which you are a consultant to the Company, you will be paid an amount of $5,000 per month, which amount will be paid within fifteen (15) days after the end of the month for which services are performed. In addition, you will be reimbursed for all out-of-pocket expenses incurred in performing your consulting duties hereunder.


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Mr. A. J. Siciliano
March 31, 1998
Page 2


         4. For each month during which you are a consultant to the Company, you will also be paid an amount equal to the payments you are required to make to maintain the current health insurance you have with the Company.

         5. You may terminate this consulting agreement upon thirty (30) days written notice; in the absence of any such notice, this consulting agreement will automatically terminate on December 31, 2008, or upon your earlier death or disability.

         6. You recognize and acknowledge that the Company's and its subsidiaries' and affiliates' customers and potential customers, as they may exist from time to time, and any proprietary or confidential information, including, but not limited to, financial information and information pertaining to the Company's, its subsidiaries' and affiliates' gaming licenses, manufacturing, marketing and sales operations and potential acquisitions, used by the Company in its Business (as hereinafter defined) are valuable and unique assets of the Company. You agree that you will not during or after the term of this agreement, disclose the names of the Company's, its subsidiaries' or affiliates' customers or potential customers or any part thereof or disclose any other propriety or confidential information of the Company to any person, form, corporation, association, or other entity for any reason or purpose whatsoever without the prior written consent or authorization of the Board of Directors of the Company. Upon termination of this agreement, you agree that you will neither take nor retain any papers, customer lists, manuals, files, or other documents or copies thereof belonging to the Company, its subsidiaries or affiliates.

         You agree to disclose to the Company all ideas and business plans developed by you during the term of this agreement which relate to the Business of the Company, its subsidiaries or affiliates or any business conducted by the Company, its subsidiaries or affiliates. All patents, patent applications, patent licenses, formulas, inventions, processes, copyrights, know-how, proprietary information, rights, trademarks, or trade names, or future improvements thereto developed or conceived by you during the term of this agreement shall be promptly disclosed to, and all rights with respect thereto shall be assigned by you to the Company in consideration of the remuneration paid or payable to you hereunder.

         In the event any provision of this paragraph 6 should ever be deemed to exceed the time, geographic, or other limitations permitted by applicable law, then such provision shall be reformed to the maximum time, geographic or other limitations permitted by applicable law. The provisions of this Paragraph 6 shall be applicable for the period indicated and shall survive the termination of this agreement.



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Mr. A. J. Siciliano
March 31, 1998
Page 3

         7. During the term of this agreement and for a period of two (2) years after the termination of this agreement, you agree that you will refrain from carrying on (as hereinafter defined) any business of providing services similar to the Business of the Company and its subsidiaries and affiliates or carrying on any business relating to any product or service which is in competition, in whole or in part, with the Business of the Company or its subsidiaries or affiliates in the United States. For purposes of this agreement, "Business" means the business of manufacturing and distributing gaming equipment, owning or operating gaming vessels or owning or operating route operations of video gaming devices or otherwise engaging in the gaming industry. For purposes of this agreement, "carrying on" a Business means being engaged, directly or indirectly, through a spouse, member of your immediate family or otherwise, in a Business as an employer, manager, stockholder or any other representative or individual capacity. Nothing herein shall preclude you from owning less than 5% of any corporation actively traded on a national securities exchange or on the over-the-counter market, which is engaged in such business.

         8. All notices hereunder shall be in writing and addressed to you or to the Company at the addresses herein set forth, or at such other addresses as to which notice pursuant to this paragraph may be given, and shall be given by personal delivery, by certified mail (return receipt requested), express mail or by national overnight courier. Notices will be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service. Notices shall be addressed to you at:

                  A. J. Siciliano
                  Sentry Marine Services, Inc.
                  18 Neil Drive
                  Smithtown, New York 11787

and to the Company at:

                  Leisure Time Casinos & Resorts, Inc.
                  1284 Miller Road
                  Avon, OH 44011
                  Attention:  President

Any notices to be given hereunder will be effective if executed by and sent by the attorneys for you or the Company giving such notice and, in connection therewith, you and the Company and your and its respective counsel agree that, in giving such notice, such counsel may communicate directly in writing with you or the Company to the extent necessary to give such notice.

         9. No provision of this agreement may be waived except by agreement in writing signed by the waiving party. A waiver of any term or provision of this agreement shall not be



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Mr. A. J. Siciliano
March 31, 1998
Page 4

construed as a waiver of any other term or provision.

         10. This agreement shall be governed by and interpreted under the laws of the State of Ohio (without giving effect to any provisions regarding conflicts of laws), which shall be applied by any court or arbitration panel before which any action concerning the rights or obligations of the parties is brought hereunder.

         11. All actions brought to enforce any rights or obligations arising hereunder shall be brought in arbitration under the applicable rules of the American Arbitration Association as then in effect; provided, however, that in the case where any breach or default would result in irreparable injury to the non-breaching or defaulting party, such party shall be allowed to bring suit in equity for the specific performance of any term contained in this agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this agreement or to enforce any other equitable right of such party or to take any one or more of such actions.

         In any action brought in arbitration, the procedural and substantive rules of discovery provided for under Ohio law applicable to a civil case brought in a court which, but for this arbitration clause, would have appropriate jurisdiction over the case, shall govern the discovery allowed in any such proceeding.

         In the event a party brings any action hereunder, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this agreement, including without limitation such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         This jurisdiction and venue of any such proceeding in equity shall be in the Courts of the State of Ohio, in Lorain County, Ohio, the county in which the Company has its principal place of business. Any proceeding in arbitration shall be conducted in Lorain County, Ohio. No party shall object to such venue on the basis of inconvenience to such party.

         12. This agreement is not assignable without the written consent of the non-assigning party.

         13. This agreement may be executed in multiple counterparts, each of which shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, so long as each party executes at least one counterpart.

         14. If any provision of this agreement is declared by any court of competent



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Mr. A. J. Siciliano
March 31, 1998
Page 2

jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions of this agreement.

         If this consulting agreement meets with your approval, please so indicate by signing a copy of this letter where provided and this agreement shall be binding upon you and the Company.

                                       Sincerely yours,



                                       Alan N. Johnson, President




         A. J. Siciliano hereby confirms his resignation as an officer, director and employee of Leisure Time Casinos & Resorts, Inc. and as an officer and director of all of the subsidiaries of Leisure Time Casinos & Resorts, Inc., effective March 31, 1998. Further, A. J. Siciliano agrees with the terms of this agreement as expressed above.

         Dated:  April 9, 1998


                                       /s/
                                       -----------------------------------------
                                       A. J. Siciliano